13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2025 RESULTS
Second Quarter Operating Income of $22.7 Million; AFFO of $32.7 Million or $0.27 per Share
Repurchased 3.6 Million Shares for $15.4 Million, an Average of $4.30 per Share
Completed Two Significant Debt Financings to Extend Maturity Dates and Enhance Corporate Liquidity

Austin, Texas, August 5, 2025 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and six months ended June 30, 2025.

“Despite a challenging operating backdrop in the second quarter, we continued to successfully execute on a number of key strategic priorities. RevPAR index, our best measure of market share, increased nearly 150 basis points to 115% during the quarter and year-to-date operating expenses have increased a mere 1.5 percent as we continue to effectively manage expenses and benefit from the efficient operating model of our hotel portfolio. While RevPAR in our same store portfolio declined 3.6 percent during the second quarter, this was significantly influenced by difficult comparisons to robust special event driven demand that benefited the second quarter of last year. Overall demand across the Company’s portfolio remains stable as absolute occupancy in the second quarter approached record highs. Our portfolio of high quality, well located hotels is in excellent physical condition and we believe remains well positioned for longer-term, outsized growth,” said Jonathan P. Stanner, President and Chief Executive Officer.

“During the quarter, we also continued to strengthen our balance sheet with the closing of two additional financings, with improved pricing that will supplement our future free cash flow and earnings profiles. With these closings and the in-place delayed draw term loan to fund the repayment of our convertible notes early next year, we now effectively have no debt maturities until 2028 and over $310 million of corporate liquidity. Finally, in April, our Board of Directors approved a $50 million share repurchase program, of which we utilized $15.4 million in the second quarter to repurchase 3.6 million common shares at an average price of $4.30 per share. These well-executed repurchases represent an 15% discount to the current trading price,” continued Mr. Stanner.

Second Quarter 2025 Summary

•Net Loss: Net loss attributable to common stockholders was $1.6 million, or $0.02 per diluted share, compared to net income of $30.8 million, or $0.23 per diluted share, for the second quarter of 2024.

•Pro forma RevPAR: Pro forma RevPAR decreased 3.8 percent to $128.79 compared to the second quarter of 2024. Pro forma ADR decreased 3.3 percent to $165.70 compared to the same period in 2024, and pro forma occupancy decreased 0.6 percent to 77.7 percent.

•Same Store RevPAR: Same store RevPAR decreased 3.6 percent to $128.07 compared to the second quarter of 2024. Same store ADR decreased 3.3 percent to $165.04, and same store occupancy decreased 0.4 percent to 77.6 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased to $68.4 million from $75.7 million in the same period in 2024. Pro forma hotel EBITDA margin contracted approximately 266 basis points to 35.5 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased to $65.8 million from $73.1 million in the same period in 2024. Same store hotel EBITDA margin contracted approximately 289 basis points to 35.2 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $50.9 million from $55.9 million in the second quarter of 2024.

•Adjusted FFO(1): Adjusted FFO decreased to $32.7 million, or $0.27 per diluted share, compared to $36.4 million, or $0.29 per diluted share, in the second quarter of 2024.

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Year-to-Date 2025 Summary

•Net Loss: Net loss attributable to common stockholders was $6.3 million, or $0.06 per diluted share, compared to net income of $28.7 million, or $0.21 per diluted share, in the same period of 2024.

•Pro forma RevPAR: Pro forma RevPAR decreased 1.5 percent to $126.90 compared to the same period of 2024. Pro forma ADR decreased 1.3 percent to $169.22, and pro forma occupancy decreased 0.2 percent to 75.0 percent.

•Same Store RevPAR: Same store RevPAR decreased 1.1 percent to $127.17 compared to the same period of 2024. Same store ADR decreased 1.3 percent to $169.36, and same store occupancy increased 0.2 percent to 75.1 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA decreased to $134.0 million from $142.2 million, and pro forma hotel EBITDA margin contracted 161 basis points to 35.5 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA decreased to $131.0 million from $138.8 million, and same store hotel EBITDA margin contracted 172 basis points to 35.6 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre decreased to $95.9 million from $104.7 million in the same period of 2024.

•Adjusted FFO(1): Adjusted FFO decreased to $60.1 million, or $0.49 per diluted share, compared to $66.4 million, or $0.54 per diluted share, in the same period of 2024.

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The Company’s results for the three and six months ended June 30, 2025 and 2024 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024

Net (loss) income attributable to common stockholders	$(1,612)	$30,849	$(6,296)	$28,733
Net (loss) income per diluted share	$(0.02)	$0.23	$(0.06)	$0.21
Total revenues	$192,917	$193,903	$377,395	$382,045
EBITDAre (1)	$61,050	$69,755	$119,499	$130,954
Adjusted EBITDAre (1)	$50,919	$55,920	$95,926	$104,721
FFO (1)	$26,886	$34,934	$50,082	$60,422
Adjusted FFO (1)	$32,707	$36,370	$60,066	$66,366
FFO per diluted share and unit (1)	$0.22	$0.28	$0.40	$0.49
Adjusted FFO per diluted share and unit (1)	$0.27	$0.29	$0.49	$0.54

Pro Forma (2)
RevPAR	$128.79	$133.94	$126.90	$128.89
RevPAR Contraction	(3.8)%		(1.5)%
Hotel EBITDA	$68,421	$75,664	$134,026	$142,164
Hotel EBITDA Margin	35.5%	38.1%	35.5%	37.1%
Hotel EBITDA Margin Change	(266) bps		(161) bps

Same Store (3)
RevPAR	$128.07	$132.89	$127.17	$128.65
RevPAR Contraction	(3.6)%		(1.1)%
Hotel EBITDA	$65,811	$73,087	$130,987	$138,821
Hotel EBITDA Margin	35.2%	38.1%	35.6%	37.3%
Hotel EBITDA Margin Change	(289) bps		(172) bps

(1)    See tables later in this press release for a discussion and reconciliation of net (loss) income to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)    Unless stated otherwise in this release, all pro forma information includes operating and financial results for 97 hotels owned as of June 30, 2025, as if each hotel had been owned by the Company since January 1, 2024 and remained open for the entirety of the reporting period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2024, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)    All same store information includes operating and financial results for 95 hotels owned as of January 1, 2024 and at all times during the three and six months ended June 30, 2025, and 2024.

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Capital Markets and Balance Sheet

NCI Term Loan Refinancing
In July 2025, the Company, together with its joint venture partner, closed a $400.0 million senior unsecured term loan (the “2025 GIC Joint Venture Term Loan”) to refinance the previous GIC joint venture term loan that was scheduled to mature in January 2026. The 2025 GIC Joint Venture Term Loan has an initial maturity date of July 2028 and can be extended for two 12-month periods at the Company’s option, subject to certain conditions, for a fully extended maturity date of July 2030.

The 2025 GIC Joint Venture Term Loan provides for an interest rate equal to SOFR plus 235 basis points, which represents a 50 basis point reduction from the previous loan.

Brickell Mortgage Loan
In May 2025, the Company, together with its joint venture partner, closed on a $58.0 million mortgage loan (the “Brickell Mortgage Loan”) secured by the dual-branded 264-guestroom AC Hotel by Marriott and Element Hotel Miami Brickell. The Brickell Mortgage Loan proceeds were used to repay the existing $45.4 million mortgage loan, that was scheduled to mature in June 2025, and for other general corporate purposes.

The Brickell Mortgage Loan provides for an interest rate equal to SOFR plus 260 basis points, which represents a 40 basis point reduction from the previous loan. Payments on the Brickell Mortgage Loan are interest-only for the life of the loan, subject to certain financial requirements. The Brickell Mortgage Loan will mature on May 2028 and can be extended for two 12-month periods at the Company’s option, subject to certain conditions, for a fully extended maturity date of May 2030.

Subsequent to the closing of the Brickell Mortgage Loan, the Company entered into a $58.0 million interest rate swap to fix SOFR until May 2028. Pursuant to the interest rate swap, the Company will pay a fixed rate of 3.57 percent.

As a result of these refinancings, as well as the $275 million delayed draw term loan (the "Delayed Draw Term Loan") that closed in the first quarter that the Company intends to utilize to retire the outstanding $287.5 million 1.50 percent Convertible Senior Notes that mature in February 2026, the Company’s average length to maturity will increase to nearly four years on a pro forma basis, including extension options, and the Company will have no debt maturities until 2028.

On a pro rata basis as of June 30, 2025, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.1 billion with a weighted average interest rate of 4.60 percent. After giving effect to interest rate derivative agreements, $827.0 million, or 75 percent, of our outstanding debt had a fixed interest rate, and $276.5 million, or 25 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $33.1 million.

•Total liquidity of over $310 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Share Repurchase Program

During the second quarter, the Company repurchased 3.6 million common shares under its share repurchase program for an aggregate purchase price of $15.4 million, or an average of approximately $4.30 per share. As of August 5, 2025, approximately $34.6 million remained available for repurchase under this program.

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Common and Preferred Dividend Declaration

On August 1, 2025, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 6.3 percent, based on the closing price of shares of the common stock on August 4, 2025.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on August 29, 2025 to holders of record as of August 15, 2025.

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Onera Fredericksburg Expansion

During the quarter, the Company, together with its joint venture partner, completed the expansion of Onera Fredericksburg, its luxury landscape hotel located in the heart of Texas Hill Country. The project added 23 custom-built, hard-sided, and climate-controlled units, increasing the property’s total unit count to 35. The expansion includes:

•15 luxury units that build on the property’s signature architectural innovation and showcase unobstructed views of the surrounding Hill Country landscape. New unit concepts include the Cypress Lodge, Diamond, Monolith, Post Oak, Quonset, Spiral, and Winecup, each designed to offer a unique and immersive guest experience. Units sleep between two and six guests and feature private hot tubs, with select units offering private plunge pools.

•The Great Lodge, an eight-room lodge consisting of one-bedroom suites, each with a private hot tub, that can be booked individually or as a full block. The lodge features a private pool, sauna, and a well-appointed communal great room ideal for group getaways, family gatherings, and corporate retreats.

For the six months ending June 30, 2025, prior to the expansion, Onera Fredericksburg generated a RevPAR of nearly $360 and a hotel EBITDA margin of nearly 50%. The Company expects that with the expansion, Onera Fredericksburg will continue to generate an unlevered yield on cost in the low to mid-teens.

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2025 Outlook

While we remain confident in the long-term fundamentals in our portfolio, near-term results are being negatively affected by increased price sensitivity and continued macroeconomic volatility. This has created a more uncertain operating environment and a wider range of potential results than we typically observe at the midpoint of the year. Based on actual results for the first half of the year and recent portfolio trends, our performance is currently tracking modestly below the lower end of the guidance ranges we provided as part of our year-end 2024 earnings report on February 24, 2025, for full year Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share. We expect capital expenditures for full year 2025 of $60 million to $65 million on a pro rata basis.

Second Quarter 2025 Earnings Conference Call

The Company will conduct its quarterly conference call on August 6, 2025 at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until October 31, 2025.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure, or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of August 5, 2025, the Company's portfolio consisted of 97 assets, 53 of which are wholly owned, with a total of 14,577 guestrooms located in 25 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Kevin Milota
SVP - Corporate Finance
Summit Hotel Properties, Inc.
(737) 205-5787

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands)
	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,722,459	$2,746,765
Investment in lodging property under development	—	7,617
Assets held for sale, net	—	1,225
Cash and cash equivalents	39,490	40,637
Restricted cash	8,734	7,721
Right-of-use assets, net	32,933	33,309
Trade receivables, net	22,554	18,625
Prepaid expenses and other	14,197	9,580
Deferred charges, net	10,468	6,460
Other assets	17,335	24,291
Total assets	$2,868,170	$2,896,230

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,425,799	$1,396,710
Lease liabilities, net	24,763	24,871
Accounts payable	7,285	7,450
Accrued expenses and other	81,142	82,153
Total liabilities	1,538,989	1,511,184

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	895,146	909,545
Non-controlling interests	383,816	425,282
Total equity	1,278,962	1,334,827
Total liabilities, redeemable non-controlling interests and equity	$2,868,170	$2,896,230

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Summit Hotel Properties, Inc. Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Room	$170,599	$173,025	$334,330	$340,456
Food and beverage	11,195	10,069	22,185	20,902
Other	11,123	10,809	20,880	20,687
Total revenues	192,917	193,903	377,395	382,045

Expenses:
Room	39,166	38,044	75,298	74,017
Food and beverage	8,388	7,639	16,379	15,841
Other lodging property operating expenses	58,943	57,470	115,865	113,731
Property taxes, insurance and other	13,706	13,287	27,017	27,572
Management fees	4,411	4,434	8,906	9,331
Depreciation and amortization	37,259	36,458	74,489	73,257
Corporate general and administrative	8,280	8,704	16,851	17,015
Total expenses	170,153	166,036	334,805	330,764
(Loss) gain on disposal of assets, net	(80)	28,342	(79)	28,417
Operating income	22,684	56,209	42,511	79,698
Other income (expense):
Interest expense	(20,628)	(20,830)	(40,584)	(42,412)
Interest income	301	565	577	1,023
Gain on extinguishment of debt	—	3,000	—	3,000
Other income, net	858	2,129	2,088	2,814
Total other expense, net	(19,469)	(15,136)	(37,919)	(35,575)
Income from continuing operations before income taxes	3,215	41,073	4,592	44,123
Income tax expense	(1,178)	(2,375)	(1,932)	(2,592)
Net income	2,037	38,698	2,660	41,531
Less - (Loss) income attributable to non-controlling interests	(976)	3,224	(296)	3,546
Net income attributable to Summit Hotel Properties, Inc. before preferred dividends	3,013	35,474	2,956	37,985
Less - Distributions to and accretion of redeemable non-controlling interests	(657)	(657)	(1,314)	(1,314)
Less - Preferred dividends	(3,968)	(3,968)	(7,938)	(7,938)
Net (loss) income attributable to common stockholders	$(1,612)	$30,849	$(6,296)	$28,733

(Loss) income per common share:
Basic	$(0.02)	$0.29	$(0.06)	$0.27
Diluted	$(0.02)	$0.23	$(0.06)	$0.21
Weighted-average common shares outstanding:
Basic	107,633	105,918	107,820	105,819
Diluted	107,633	149,451	107,820	149,112

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$2,037	$38,698	$2,660	$41,531
Preferred dividends	(3,968)	(3,968)	(7,938)	(7,938)
Distributions to and accretion of redeemable non-controlling interests	(657)	(657)	(1,314)	(1,314)
Loss (income) related to non-controlling interests in consolidated joint ventures	769	1,375	(514)	737
Net (loss) income applicable to common shares and Common Units	(1,819)	35,448	(7,106)	33,016
Real estate-related depreciation	36,694	35,266	73,357	70,869
Loss (gain) on disposal of assets and other dispositions, net	80	(28,342)	79	(28,417)
FFO adjustments related to non-controlling interests in consolidated joint ventures	(8,069)	(7,438)	(16,248)	(15,046)
FFO applicable to common shares and Common Units	26,886	34,934	50,082	60,422
Amortization of deferred financing costs	1,677	1,621	3,350	3,240
Amortization of franchise fees	175	161	350	325
Amortization of intangible assets, net	262	911	524	1,822
Equity-based compensation	2,789	2,635	4,705	4,483
Debt transaction costs	15	17	15	581
Gain on extinguishment of debt	—	(3,000)	—	(3,000)
Non-cash interest income (1)	—	(133)	—	(266)
Non-cash lease expense, net	133	149	266	222
Casualty losses (gains), net	430	(607)	724	(881)
Deferred tax expense (benefit)	843	—	1,168	(3)
Other	—	50	—	362
AFFO adjustments related to non-controlling interests in consolidated joint ventures	(503)	(368)	(1,118)	(941)
AFFO applicable to common shares and Common Units	$32,707	$36,370	$60,066	$66,366
FFO per share of common share/Common Unit	$0.22	$0.28	$0.40	$0.49
AFFO per common share/Common Unit	$0.27	$0.29	$0.49	$0.54

Weighted-average diluted common shares/Common Units	123,125	123,834	123,742	123,664

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Weighted average common shares outstanding - diluted	107,633	149,451	107,820	149,112
Adjusted for:
Non-GAAP adjustment for restricted stock awards (1)	2,483	—	2,393	—
Non-GAAP adjustment for dilutive effects of Common Units (2)	13,009	—	13,529	—
Non-GAAP adjustment for dilutive effect of shares of common stock issuable upon conversion of convertible debt (3)	—	(25,617)	—	(25,448)
Non-GAAP weighted diluted share of common stock and Common Units (3)	123,125	123,834	123,742	123,664

(1)    The weighted-average diluted shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Units for the three months ended June 30, 2025 and 2024 includes the dilutive effect of our outstanding restricted stock awards. These shares were excluded from our weighted-average shares outstanding used to calculate net loss per share because they would have been antidilutive.

(2)    The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)    The weighted-average shares of Common Stock and Common Units used to calculate FFO and AFFO per share of Common Stock and Common Unit for the three and six months ended June 30, 2025 and 2024 exclude the potential dilution related to our Convertible Notes as we intend to settle the principal value of the Convertible Notes in cash.

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$2,037	$38,698	$2,660	$41,531
Depreciation and amortization	37,259	36,458	74,489	73,257
Interest expense	20,628	20,830	40,584	42,412
Interest income on cash deposits	(132)	(264)	(245)	(421)
Income tax expense	1,178	2,375	1,932	2,592
EBITDA	60,970	98,097	119,420	159,371
Loss (gain) on disposal of assets and other dispositions, net	80	(28,342)	79	(28,417)
EBITDAre	61,050	69,755	119,499	130,954
Amortization of key money liabilities	(129)	(121)	(258)	(242)
Equity-based compensation	2,789	2,635	4,705	4,483
Debt transaction costs	15	17	15	581
Gain on extinguishment of debt	—	(3,000)	—	(3,000)
Non-cash interest income (1)	—	(133)	—	(266)
Non-cash lease expense, net	133	149	266	222
Casualty losses (gains), net	430	(607)	724	(881)
Other	—	50	—	362
Loss (income) related to non-controlling interests in consolidated joint ventures	769	1,375	(514)	737
Adjustments related to non-controlling interests in consolidated joint ventures	(14,138)	(14,200)	(28,511)	(28,229)
Adjusted EBITDAre	$50,919	$55,920	$95,926	$104,721

(1)    Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated fair value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Pro Forma Operating Data: (1)	2025	2024	2025	2024
Pro forma room revenue	$170,599	$177,392	$334,330	$341,396
Pro forma other hotel operations revenue	22,318	21,047	43,065	41,535
Pro forma total revenues	192,917	198,439	377,395	382,931
Pro forma total hotel operating expenses	124,496	122,775	243,369	240,767
Pro forma hotel EBITDA	$68,421	$75,664	$134,026	$142,164
Pro forma hotel EBITDA Margin	35.5%	38.1%	35.5%	37.1%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$192,917	$193,903	$377,395	$382,045
Total revenues - acquisitions	—	6,556	—	10,631
Total revenues - dispositions	—	(2,020)	—	(9,745)
Pro forma total revenues (1)	192,917	198,439	377,395	382,931

Hotel Operating Expenses:
Hotel operating expenses	$124,614	$120,874	$243,465	$240,492
Hotel operating expenses - acquisitions	—	3,979	—	7,288
Hotel operating expenses - dispositions	(118)	(2,078)	(96)	(7,013)
Pro forma hotel operating expense (1)	124,496	122,775	243,369	240,767

Hotel EBITDA:
Operating income	22,684	56,209	42,511	79,698
Loss (gain) on disposal of assets and other dispositions, net	80	(28,342)	79	(28,417)
Corporate general and administrative	8,280	8,704	16,851	17,015
Depreciation and amortization	37,259	36,458	74,489	73,257
Hotel EBITDA	68,303	73,029	133,930	141,553
Hotel EBITDA - acquisitions (2)	(2,610)	—	(3,039)	—
Hotel EBITDA - dispositions (3)	118	58	96	(2,732)
Same Store hotel EBITDA	65,811	73,087	130,987	138,821
Hotel EBITDA - acquisitions	2,610	2,577	3,039	3,343
Pro forma hotel EBITDA (1)	$68,421	$75,664	$134,026	$142,164

(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of June 30, 2025, as if all such hotels had been owned by the Company since January 1, 2024. For hotels acquired by the Company after January 1, 2024 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2024, to June 30, 2025. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after January 1, 2024 (the “Disposed Hotels”), the Company excludes the financial results of each of the Disposed Hotels from January 1, 2024 to the date the Disposed Hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after January 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2025 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between January 1, 2024, and June 30, 2025, the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2024, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	2024		2025		Trailing Twelve Months Ended
Pro Forma Operating Data: (1)	Q3	Q4	Q1	Q2	June 30, 2025
Pro forma room revenue	$162,848	$156,955	$163,731	$170,599	$654,133
Pro forma other hotel operations revenue	19,689	20,299	20,747	22,318	83,053
Pro forma total revenues	182,537	177,254	184,478	192,917	737,186
Pro forma total hotel operating expenses	120,357	116,886	118,873	124,496	480,612
Pro forma hotel EBITDA	$62,180	$60,368	$65,605	$68,421	$256,574
Pro forma hotel EBITDA Margin	34.1%	34.1%	35.6%	35.5%	34.8%

Pro Forma Statistics: (1)
Rooms sold	991,580	957,027	946,105	1,029,583	3,924,295
Rooms available	1,338,979	1,339,060	1,309,950	1,324,598	5,312,587
Occupancy	74.1%	71.5%	72.2%	77.7%	73.9%
ADR	$164.23	$164.00	$173.06	$165.70	$166.69
RevPAR	$121.62	$117.21	$124.99	$128.79	$123.13

Actual Statistics:
Rooms sold	966,019	935,012	946,105	1,029,583	3,876,719
Rooms available	1,311,563	1,312,953	1,309,950	1,324,598	5,259,064
Occupancy	73.7%	71.2%	72.2%	77.7%	73.7%
ADR	$162.95	$163.47	$173.06	$165.70	$166.27
RevPAR	$120.02	$116.42	$124.99	$128.79	$122.57

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$176,807	$172,931	$184,478	$192,917	$727,133
Total revenues - acquisitions	6,626	4,586	—	—	11,212
Total revenues - dispositions	(896)	(263)	—	—	(1,159)
Pro forma total revenues (1)	182,537	177,254	184,478	192,917	737,186

Hotel Operating Expenses:
Hotel operating expenses	116,883	114,770	118,851	124,614	475,118
Hotel operating expenses - acquisitions	4,061	2,261	—	—	6,322
Hotel operating expenses - dispositions	(587)	(145)	22	(118)	(828)
Pro forma hotel operating expenses (1)	120,357	116,886	118,873	124,496	480,612

Hotel EBITDA:
Operating income	15,755	8,037	19,827	22,684	66,303
(Gain) loss on disposal of assets, net	(22)	(473)	(1)	80	(416)
Loss on impairment and write-down of assets	—	6,723	—	—	6,723
Hotel acquisition and transition costs	10	—	—	—	10
Corporate general and administrative	7,473	7,403	8,571	8,280	31,727
Depreciation and amortization	36,708	36,471	37,230	37,259	147,668
Hotel EBITDA	59,924	58,161	65,627	68,303	252,015
Hotel EBITDA - acquisitions (2)	—	(89)	(429)	(2,610)	(3,128)
Hotel EBITDA - dispositions (3)	(309)	(118)	(22)	118	(331)
Same store hotel EBITDA	59,615	57,954	65,176	65,811	248,556
Hotel EBITDA - acquisitions	2,565	2,414	429	2,610	8,018
Pro forma hotel EBITDA (1)	$62,180	$60,368	$65,605	$68,421	$256,574
(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of June 30, 2025 as if all such hotels had been owned by the Company since July 1, 2024. For Acquired Hotels, the Company has included in the pro forma information the financial results of each of the hotels acquired for the period from July 1, 2024, to June 30, 2025. The financial results for the hotels acquired include information provided by the third-party owner of such hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. For any hotels sold by the Company after July 1, 2024, the Company excludes the financial results of each of those hotels from July 1, 2024 to the date the hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For any hotels acquired by the Company after July 1, 2024, the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2025 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(3)    For hotels sold by the Company between July 1, 2024, and June 30, 2025, the Company has excluded the financial results of each of the hotels for the period beginning on July 1, 2024, and ending on the date the hotels were sold by the Company in determining same-store hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Pro Forma (1)
Rooms sold	1,029,583	1,035,292	1,975,688	1,990,825
Rooms available	1,324,598	1,324,414	2,634,548	2,648,828
Occupancy	77.7%	78.2%	75.0%	75.2%
ADR	$165.70	$171.34	$169.22	$171.48
RevPAR	$128.79	$133.94	$126.90	$128.89

Occupancy change	(0.6)%		(0.2)%
ADR change	(3.3)%		(1.3)%
RevPAR change	(3.8)%		(1.5)%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Same-Store (2)
Rooms sold	999,712	1,003,343	1,924,004	1,930,852
Rooms available	1,288,289	1,288,105	2,562,329	2,576,210
Occupancy	77.6%	77.9%	75.1%	74.9%
ADR	$165.04	$170.60	$169.36	$171.64
RevPAR	$128.07	$132.89	$127.17	$128.65

Occupancy change	(0.4)%		0.2%
ADR change	(3.3)%		(1.3)%
RevPAR change	(3.6)%		(1.1)%

(1)    Unaudited pro forma information includes operating results for 97 hotels owned as of June 30, 2025, as if each hotel had been owned by the Company since January 1, 2024. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)     Same-store information includes operating results for 95 hotels owned by the Company as of January 1, 2024, and at all times during the three and six months ended June 30, 2025, and 2024.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our on-going operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the on-going operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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